Exhibit 3.1.13

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/20/2002
020110923 – 3493650

CERTIFICATE OF FORMATION

OF

INTRADO INTERNATIONAL, LLC

TO THE SECRETARY OF STATE

OF THE STATE OF DELAWARE:

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”) hereby certifies that:

ARTICLE I

NAME

The name of the limited liability company is Intrado International, LLC (the “Company”).

ARTICLE II

INITIAL REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned authorized agent of the Company has executed this Certificate of Formation as of February 19, 2002.

INTRADO INTERNATIONAL, LLC

By:	/s/ Craig W. Donaldson
Name:	Craig W. Donaldson
Title:	Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:19 PM 04/25/2006
FILED 12:06 PM 04/25/2006
SRV 060380506 - 3493650 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of INTRADO INTERNATIONAL, LLC a Delaware Corporation, on this 13th day of April, A.D. 2006, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, DE, County of New Castle Zip Code 19808.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 18th day of April, A.D., 2006.

By:	/s/ Paul M. Mendlik
Authorized Officer
Name:	Paul M. Mendlik
Print or Type
Title:	Chief Financial Officer